Exhibit 99.2
As permitted under Rule 3-05(c) of Regulation S-X and Item 17(c) of Form 20-F, the financial statements of SRI Homes Inc. included herein, are prepared using Canadian generally accepted accounting principles (“Canadian GAAP”). The consolidated financial statements of Champion Enterprises, Inc. (“Champion”) are prepared using accounting standards generally accepted in the United States (“U.S. GAAP”). However, there are no differences between Canadian GAAP and U.S. GAAP that would have a material impact on the SRI financial statements presented herein.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF SRI HOMES INC.
For the ten months ended December 21, 2007 and December 31, 2006

SRI Homes Inc.
Unaudited Consolidated Statement of Financial Position
(in thousands of Canadian dollars)
As at December 21, 2007 and February 28, 2007

	December 21, 2007	February 28, 2007

Assets
Current assets
Cash and cash equivalents	$2,892	$1,360
Accounts receivable	12,700	10,180
Inventories (note 4)	11,653	13,201
Notes receivable (note 5)	5,178	4,776
Prepaid expenses and other	295	383

	32,718	29,900
Property, plant & equipment (note 6)	5,361	4,288

	$38,079	$34,188

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$15,017	$10,575
Income taxes payable	230	2,722
Notes payable (note 7)	5,379	237
Term loans (note 8)	—	2,458
Due to shareholder (note 9)	11,840	—

	32,466	15,992

Due to shareholder (note 9)	—	15,209
Future income tax liability	125	125

	32,591	31,326

Shareholder’s Equity
Share capital	1	1
Retained earnings	5,487	2,861

	5,488	2,862

	$38,079	$34,188

The accompanying notes form an integral part of these unaudited consolidated financial statements.

SRI Homes Inc.
Unaudited Consolidated Statement of Earnings and Retained Earnings
(in thousands of Canadian dollars)
For the ten months ended December 21, 2007 and December 31, 2006

	December 21, 2007	December 31, 2006
	Ten months	Ten months

Sales (note 10)	$94,847	$82,179

Cost of Goods Sold	66,277	61,949

Gross Margin	28,570	20,230

Expenses
Administration	8,030	4,292
Selling and service	648	857
Depreciation	265	261

Earnings from Operations	19,627	14,820

Interest income – net (note 3)	1,062	1,082
Interest expense – net (note 3)	(704)	(499)
Other income	908	434

Earnings Before Income Taxes	20,893	15,837

Income Taxes	6,090	5,701

Net Earnings	14,803	10,136

Retained Earnings, Beginning of Period, Restated	2,861	9,821

Dividends Paid	(12,177)	—

Retained Earnings, End of Period	$5,487	$19,957

The accompanying notes form an integral part of these unaudited consolidated financial statements.

SRI Homes Inc.
Unaudited Consolidated Statement of Cash Flow
(in thousands of Canadian dollars)
For the ten months ended December 21, 2007 and December 31, 2006

	December 21, 2007	December 31, 2006
	Ten months	Ten months

CASH FLOW FROM OPERATING ACTIVITIES
Net earnings	$14,803	$10,136
Items not requiring cash
Depreciation	265	262
Gain on disposal of capital assets	(13)	(34)
Net change in non-cash operating working capital (Note 11)	664	2,600

	15,719	12,964

CASH FLOW FROM FINANCING ACTIVITIES
Repayment of term loans	(2,458)	(357)
Dividend paid	(12,177)	—
Advances to shareholder	(3,369)	(2,530)
Proceeds from (repayment of) notes payable	5,142	(1,819)

	(12,862)	(4,706)

CASH FLOW FROM INVESTING ACTIVITIES
Purchase of Property, Plant and Equipment	(1,362)	(526)
Proceeds from disposal of Property, Plant and Equipment	37	266

	(1,325)	(260)

INCREASE IN CASH AND CASH EQUIVALENTS	1,532	7,998

Cash and Cash Equivalents, Beginning of Period	1,360	841

Cash and Cash Equivalents, End of Period	$2,892	$8,839

Cash and Cash Equivalents represented by:
Cash	$2,892	$1,878
30-Day Bank Term Deposits	—	6,961

Total Cash and Cash Equivalents	$2,892	$8,839

Supplemental Information
Interest paid	$704	$499
Income taxes paid	$8,582	$7,798
The accompanying notes form an integral part of these unaudited consolidated financial statements.

SRI Homes Inc.
Notes to the Unaudited Consolidated Financial Statements
For the ten months ended December 21, 2007 and December 31, 2006
(in thousands of Canadian dollars)
1.	Nature of Operations
SRI Homes Inc. (the “Company”) operates three home manufacturing facilities in Western Canada. The Company is also involved in retail home dealerships and the financing of new home inventory for its dealers. On December 21, 2007 the Company sold substantially all of its assets and its operations to Champion Enterprises Inc. as explained in note 12.
2.	Significant Accounting Policies
These consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in Canada. Because the precise determination of many assets, liabilities, revenues and expenses are dependent on future events, the preparation of financial statements for a period necessarily includes the use of estimates and approximations which have been made using careful judgment. Actual results could differ from those estimates. These consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.
Basis of Presentation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary companies, Dynamic Modular Homes Store Ltd. and Western Guarantee Corporation. All significant inter-company transactions and balances have been eliminated on consolidation. During December 2007, the Company’s wholly owned subsidiaries, Interior Modular Construction Services Corporation and Premier Modular Homes Corporation, and its sister company SRI Equipment and Real Estate Inc. were amalgamated into the Company.
The information presented in the accompanying interim consolidated financial statements is without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.
These statements reflect all adjustments, which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented in accordance with accounting principles generally accepted in the United States of America. These interim financial statements follow the same accounting policies and methods of their application as the Company’s February 28, 2007 annual consolidated financial statements. All adjustments are of a normal recurring nature. It is suggested that these interim financial statements be read in conjunction with the Company’s February 28, 2007 annual consolidated financial statements.
Operating results for the ten months ended December 21, 2007 are not necessarily indicative of the results that can be expected for a full twelve month period.
Interim financial information is prepared from March 1, 2007 to December 21, 2007 (the acquisition date). Comparative information is provided for the ten-month period ended December 31, 2006. The 10-day difference in periods between the two periods would not result in significant events or changes to balances that would impact upon the comparability of the periods.
Following issuance of the consolidated financial statements for the year ended February 28, 2007, the Company corrected an error relating to a previously reported gain on disposal of assets to a sister company which was not previously included in the consolidation. This sister company (SRI Equipment and Real Estate Inc.) has now been included in the consolidation for the periods presented as a variable interest entity.
3.	Interest Income (Expense) – Net

	December 21, 2007	December 31, 2006
	Ten months	Ten months
Income	(thousands of dollars)
Interest on trade receivables	$241	$464
Other	345	314
Interest earned on notes receivable	476	304

	1,062	1,082

Expense
Interest on bank indebtedness	63	40
Interest on term loans	151	186
Interest on notes payable	76	65
Interest on due to shareholder	414	208

	704	499

	$358	$583

SRI Homes Inc.
Notes to the Unaudited Consolidated Financial Statements
For the ten months ended December 21, 2007 and December 31, 2006
(in thousands of Canadian dollars)
4.	Inventories

	December 21, 2007	February 28, 2007
	(thousands of dollars)
Raw materials	$8,349	$10,404
Work-in-process	1,031	990
Finished goods	886	989

	10,266	12,383

Retail dealership inventory	1,387	818

	$11,653	$13,201

5.	Notes Receivable
The notes receivable relate to the financing of certain dealers’ new home inventory. The notes earn interest at bank prime plus 2.5% and are due a maximum of 24 months after invoicing.
6.	Property, Plant and Equipment

			December 21, 2007	February 28, 2007
		Accumulated	Net Book	Net Book
	Cost	Depreciation	Value	Value
		(thousands of dollars)
Land	$1,650	$—	$1,650	$859
Buildings	4,568	1,794	2,774	2,678
Land Improvements	483	200	283	246
Manufacturing equipment	4,429	3,851	578	422
Mobile equipment	748	672	76	83

	$11,878	$6,517	$5,361	$4,288

7.	Notes Payable
Notes payable bear interest at bank prime rate plus 0.675% and are secured by specific assignment of notes receivable, a general assignment of book debts, assignment of inventory, a general security agreement and a fixed charge against all capital assets. Interest is payable monthly. Principal is repayable at 10% of the original amount advanced on each of 12, 18 and 24 months from the date of advance, and the balance of the principal is repayable at the earlier of when the related home is sold or 30 months from the date of the advance.
The Company also has operating credit arrangements approved to a maximum of $8,000 that bear interest at bank prime rate covered by the same security.

SRI Homes Inc.
Notes to the Unaudited Consolidated Financial Statements
For the ten months ended December 21, 2007 and December 31, 2006
(in thousands of Canadian dollars)
8.	Term Loans
Term loans of $2,458 were fully repaid in the period (December 31, 2006 — $357).
A related company had guaranteed bank indebtedness and the term loans of the Company under an unlimited cross-guarantee arrangement wherein the Company likewise guaranteed the bank indebtedness and term loans of the related company. The amount of these loans at December 21, 2007 was $569 (December 31, 2006 — $630).
9.	Due to Shareholder
Amounts due to the shareholder are unsecured, and are not repayable within the next year. The shareholder loan bears interest at the rate of 5% per annum. The balance has been classified as a current liability at December 21, 2007 as it is expected to be repaid in the twelve-month period following the acquisition (note 12).
10.	Sales
Sales to one major customer represented 15% of the Company’s total sales for the period ended December 21, 2007 (2006 — 15%)
11.     Net Change In Non-cash Working Capital

	December 21, 2007	December 31, 2006
	(thousands of dollars)
Accounts receivable	$(2,520)	$2,718
Inventories	1,548	1,959
Notes receivable	(402)	1,452
Prepaid expenses	88	83
Accounts payable and accrued liabilities	4,442	(2,569)
Incomes taxes payable	(2,492)	(1,043)

	$664	$2,600

12.	Subsequent Event
On December 21, 2007 the Company sold substantially all of its assets and its operations to a subsidiary of Champion Enterprises Inc. for cash consideration of $91,000, a note receivable of $24,000 bearing interest at 8 1/3%, and the assumption of approximately $20,000 of liabilities.